Instructions by Beneficial Owners to
                            Brokers or Other Nominees
                      (Accompanying Letter From Brokers or
                      Other Nominees to Beneficial Owners)

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of additional shares of Common Stock (the 'Shares') of GSE Systems, Inc. ('GSE Systems').

         This will instruct you whether to exercise Rights to purchase the Shares distributed with respect to GSE Systems' Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related 'Instructions as to Use of GSE Systems, Inc. Subscription Warrants'.

Box 1.   [ ]      Please do not exercise Rights for Shares.

Box 2.   [ ]      Please exercise Rights for Shares as set forth below:

                          Number of Shares
                          to be
                          Subscribed For         Price        Payment

Basic Subscription
Right*                         _______ X       $_________ = $________ (Line 1)
Oversubscription
Right                          _______ X       $_________ = $________ (Line 2)

TOTAL PAYMENT REQUIRED = $_________________ (SUM OF LINES 1 AND 2; MUST EQUAL TOTAL OF AMOUNTS IN BOXES 3 AND 4 BELOW)

* YOU MAY PURCHASE ONE (1) SHARE FOR EACH WHOLE RIGHT YOU HOLD.

Box 3.[ ]   Payment in the following amount is enclosed: $__________________

Box 4.[ ] Please deduct payment from the following account maintained by you as follows:

Type of Account:____________________________________________


Account No.:________________________________________________


Amount to be
deducted:        $__________________________________________


Date:      _________________________________________________


Signature(s)____________________________________________________
                        Please type or print name(s) below

            ___________________________________________________


            ___________________________________________________



BA3#186038